UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 28, 2010

Liberty Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

12300 Liberty Boulevard Englewood, CO 80112

(Address of Principal Executive Office)

(303) 220-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION/ ITEM 7.01 REGULATION FD DISCLOSURE

Liberty Global, Inc. (Liberty Global) indirectly owns 37.8% of Jupiter Telecommunications Co., Ltd. (J:COM). J:COM, a consolidated subsidiary of Liberty Global, is a separate public company with shares listed on the JASDAQ. J:COM is Japan’s largest multiple system operator, based on the number of customers served, providing cable television, internet access and telephone services in Japan.

On January 28, 2010, and pursuant to JASDAQ’s rules, J:COM publicly announced in Japan its results for the year ended December 31, 2009 by issuing a press release. The full text of an English language translation of that press release, appearing in Exhibit 99.1 hereto, is incorporated herein by reference. In addition, J:COM’s management held an earnings call to discuss these results.  An English translation of the earnings release and presentation materials for the earnings call is available on the investor relations section of J:COM’s website (http://www.jcom.co.jp/ir_en.html).

Exhibit 99.1 is furnished under both Item 2.02 “Results of Operations and Financial Condition” and Item 7.01 “Regulation FD Disclosure.”  Exhibit 99.1 refers to J:COM’s historical “Operating Cash Flow (OCF)” and “Free Cash Flow.”  OCF and Free Cash Flow are non-GAAP measures as contemplated by the U.S. Securities and Exchange Commission’s Regulation G.

J:COM believes that its presentation of OCF provides useful information to investors, as OCF provides a transparent view of J:COM’s recurring operations and is a key measure that is used by J:COM’s chief operating decision makers to evaluate operating performance and to decide how to allocate resources.

J:COM believes that its presentation of Free Cash Flow provides useful information to investors, as this measure can be used to gauge J:COM’s ability to service debt and fund new investment opportunities.  Free Cash Flow should not be understood to represent J:COM’s ability to fund discretionary amounts, as J:COM has various mandatory and contractual obligations, including debt repayments, which are not deducted to arrive at this amount.

Investors should view J:COM’s OCF and Free Cash Flow as supplements to, and not substitutes for, operating income (loss), net income (loss), cash flows from operating activities and other GAAP measures of income or cash flows.

A reconciliation of historical OCF and Free Cash Flow to the most directly comparable GAAP financial measure is presented below (amounts may not total due to rounding):

	Year ended December 31,
	2009	2008
	Yen 100 million

Operating cash flow (a)	1,444	1,228
Depreciation and amortization	(832)	(690)
Stock compensation	(1)	—
Operating income	612	537

Free cash flow (b)	542	383
Capital expenditures	518	470
Capital lease expenditures	176	154
Net cash provided by operating activities	1,236	1,007

(a)   J:COM defines OCF as revenue less operating and programming costs less selling, general and administrative expenses (exclusive of stock compensation and other operating charges or credits).

(b)   J:COM defines Free Cash Flow as cash provided by operating activities less capital expenditures including capital lease expenditures.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding J:COM’s 2010 annual forecast, financial and subscriber trends, and business, product and marketing strategies. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include the continued use by subscribers and potential subscribers of J:COM’s services, changes in technology, regulation and competition, J:COM’s ability to achieve expected operational efficiencies and economies of scale, J:COM’s ability to generate expected revenue, operating cash flow and dividends and achieve assumed margins including, to the extent annualized figures imply forward-looking projections, continued performance comparable with the period annualized, as well as other factors that may be applicable to J:COM and its business detailed from time to time in Liberty Global’s filings with the Securities and Exchange Commission and J:COM’s filings with the JASDAQ. These forward-looking statements speak only as of the date of this release. Liberty Global expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any guidance and other forward-looking statement contained herein to reflect any change in Liberty Global’s or J:COM’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL, INC.

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: January 28, 2010